Exhibit 10.6
May 25, 2005
Edward A. Morgan
CFO
MAPCO Express, Inc.
Dear Ed:
We are excited about your decision to accept the position of Chief Financial Officer. We are optimistic that the future will be mutually beneficial.
Our team is committed to being a growing company that achieves superior financial results by consistently growing our sales and controlling our expenses. Our commitment to, and strong belief in the training, development and retention of performance-oriented team members will continue to drive our success. We take great pride in our people and the value of teamwork.
We believe in being credible and doing what we say we are going to do. If you ever find this not to be true, please tell any one of our Officers of the company and we will investigate the issue. We believe in treating everyone with honesty, courtesy and respect. We embrace these values which help us to be a special company.
Compensation Change
We will attempt with this letter to confirm our conversation about your future. Per our agreement, your effective date of promotion to Chief Financial Officer will be December 13, 2004. Your agreed upon compensation will be at an annualized equivalent rate of $150,000. Your bi-weekly compensation is $5,769.23. Compensation and relocation agreements are considered highly confidential, and discussion of bonuses or base pay should be with your VP of HR or President only. Discussion of confidential compensation matters, other than with those individuals listed above, could result in disciplinary actions.
You will be eligible for 20 working days of vacation per year effective 2005. The company will provide you three months of Severance if your employment is terminated through no fault of your own. In consideration of these items you agree to give the company thirteen weeks notice if you elect to end your employment with us.
Enclosed are two copies of your offer letter, the signed copy of the offer letter and the approval to the attached terms will constitute your agreement and will be placed in your employment file.
We are pleased at your decision to join our organization. We have a strong commitment to excellence and to our people, and wish you much success in your new position.

Sincerely,
Tony McLarty
Vice President of Human Resources
I agree to the above terms of this change in my employment with MAPCO Express, I understand that this does not constitute an employment contract for any specific term, and does not alter the at-will nature of my employment with MAPCO Express.

/s/		5-25-2005

Signature	Edward A. Morgan	Date